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
   NUMBER             GLOBUS INTERNATIONAL                          SHARES
     GI                  RESOURCES CORP.             SEE REVERSE FOR CERTAIN DEFINITIONS
COMMON STOCK       INCORPORATED UNDER THE LAWS                CUSIP 379575 10 3
                     OF THE STATE OF NEVADA

THIS CERTIFIES THAT

                                    SPECIMEN

IS THE OWNER OF

   FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.001 EACH OF THE
                                COMMON STOCK OF
                      GLOBUS INTERNATIONAL RESOURCES CORP.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

   [SPECIMEN                        GLOBUS INTERNATIONAL RESOURCES CORP.        [SPECIMEN
    SIGNATURE]                                   CORPORATE                       SIGNATURE]
    SECRETARY                                       SEAL                         PRESIDENT
                                                    1984
                                                   NEVADA


COUNTERSIGNED AND REGISTERED:
  CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                 (Jersey City, NJ)
                 TRANSFER AGENT AND REGISTRAR,

BY

                        AUTHORIZED OFFICER



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